Exhibit 99.1

Concrete Pumping Holdings Reports Fourth Quarter and Fiscal Year 2018 Results

DENVER, CO – January 29, 2019 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (the “Company”), a leading provider of concrete pumping services and concrete waste management services in the U.S. and U.K. markets, today reported financial results for the fourth quarter and fiscal year ended October 31, 2018.

On December 6, 2018, the Company consummated the previously announced business combination transaction (the “Business Combination”) pursuant to which it acquired the private operating company formerly named Concrete Pumping Holdings, Inc. (“CPH”) from Peninsula Pacific. In connection with the closing of the Business Combination, the Company changed its name to Concrete Pumping Holdings, Inc. The financial results described herein for the dates and periods prior to the Business Combination relate to the operations of CPH prior to the consummation of the Business Combination.

Fourth Quarter Fiscal 2018 Financial Summary vs. Fourth Quarter Fiscal 2017

•	Revenue increased 13% to $67.4 million.
•	Gross margin decreased approximately 120 basis points to 42.9%.
•	Net income increased 21% to $1.4 million compared to $1.1 million.
•	Net income per diluted common share, which takes into account dividends on preferred shares and undistributed earnings allocated to preferred shares, increased to $0.09 compared to $0.07.
•	Revenue pro forma for acquisitions increased 6% to $67.4 million.
•	Adjusted EBITDA[1] increased 5% to $21.4 million.

Fiscal Year 2018 Financial Summary vs. Fiscal Year 2017

•	Revenue increased 15% to $243.2 million.
•	Gross margin increased approximately 120 basis points to 43.7%.
•	Net income was $28.4 million compared to $0.9 million.
•	Net income (loss) per diluted common share, which takes into account dividends on preferred shares and undistributed earnings allocated to preferred shares, increased to $2.47 compared to ($0.12).
•	Revenue pro forma for acquisitions increased 7% to $250.2 million.
•	Adjusted EBITDA[1] increased 15% to $78.9 million.

Management Commentary

“We delivered solid top and bottom line growth for the fourth quarter and fiscal year 2018,” said Concrete Pumping Holdings CEO Bruce Young. “These results were driven by several factors, including positive construction momentum across all our segments, market share gains, and continued adoption of Eco-Pan, all of which are driving our confidence in the business for fiscal year 2019.

1 Adjusted EBITDA is a financial measure not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Adjusted EBITDA is not pro forma for acquisitions. See “Non-GAAP Financial Measures” below for a discussion of the definition of this measure and reconciliation of such measure to its most comparable GAAP measure.

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“Our Eco-Pan business, which provides the highest EBITDA margin of our three segments, once again grew double digits in fiscal year 2018. More and more, contractors are seeking premium alternatives for managing their concrete waste to mitigate potential costly clean-up, as well as potential fines by federal and state agencies. We believe the Eco-Pan business is under-penetrated in the marketplace and has significant opportunities for growth through market share gains and synergies with current Brundage-Bone and Camfaud customers.

“In April 2018, we completed the acquisition of Richard O’Brien Companies. Combined with the acquisition of Reilly Concrete Pumping in July 2017, this expanded our U.S. and U.K. concrete pumping regional coverage and solidified the Brundage-Bone and Camfaud brands as the only national providers in both markets. Given our track record of completing more than 45 acquisitions since our founding in 1983, we have developed a highly repeatable integration and synergy model that we have employed at both companies.

“In the fourth quarter, we experienced some adverse weather conditions, particularly heavier than usual rain in the Texas and Oklahoma markets. This pushed business originally anticipated for the fourth quarter of fiscal year 2018 into fiscal year 2019. Based on the positive trends we are seeing in the business and marketplace, we are currently performing in line with expectations for fiscal 2019.

“Looking ahead, the entire organization is eager to enter the next phase of our evolution as a public company. Our near-term strategy is to drive organic growth through our market-leading brand portfolio – Brundage-Bone, Camfaud and Eco-Pan. At the same time, we will opportunistically target tuck-in acquisitions to further strengthen our core brands and pursue transactions that will allow us to enter new end markets. I am confident we are well positioned to execute on this strategy and drive shareholder value over the long-term.”

Fourth Quarter Fiscal Year 2018 Financial Results

Revenue in the fourth quarter of fiscal year 2018 increased 13% to $67.4 million compared to $59.6 million in the year-ago quarter. The increase was largely driven by contributions from the recent acquisition of Richard O’Brien Companies in the U.S., as well as 15% growth in Eco-Pan. This was partially offset by adverse weather conditions that delayed a small number of projects originally anticipated for the fourth quarter, which have been pushed into fiscal year 2019.

Gross profit in the fourth quarter of fiscal year 2018 increased 10% to $28.9 million compared to $26.3 million in the year-ago quarter. Gross margin decreased approximately 120 basis points to 42.9% from 44.2% in the fourth quarter of fiscal year 2017 primarily due to adverse weather conditions that impacted Brundage-Bone.

General and administrative expense in the fourth quarter of fiscal year 2018 increased 19% to $15.9 million compared to $13.4 million in the year-ago quarter. As a percent of revenue, general and administrative expense was 23.6% compared to 22.5% last year, due in part to adverse weather conditions that impacted Brundage-Bone.

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Net income in the fourth quarter of fiscal year 2018 increased 21% to $1.4 million compared to $1.1 million in the year-ago quarter. Net income growth was primarily driven by the increase in revenue, which was partially offset by an increase in non-recurring transaction costs. Net income per diluted common share, which takes into account dividends on preferred shares and undistributed earnings allocated to preferred shares, was $0.09 in the fourth quarter of fiscal year 2018 compared to $0.07 in the fourth quarter of fiscal year 2017. The aforementioned preferred shares were redeemed at the closing of the Business Combination.

Revenue pro forma for acquisitions increased 6% to $67.4 million.

Adjusted EBITDA (a non-GAAP financial measure that is not pro forma for acquisitions and is defined below) in the fourth quarter of fiscal year 2018 increased 5% to $21.4 million compared to $20.3 million in the year-ago quarter.

Fiscal Year 2018 Financial Results

Revenue in fiscal year 2018 increased 15% to $243.2 million compared to $211.2 million in fiscal year 2017. The increase was primarily driven by contributions from the acquisitions of Richard O’Brien Companies in the U.S. and Reilly Concrete Pumping Ltd. in the U.K, combined with 21% revenue growth in Eco-Pan and continued market share gains across Brundage-Bone and Camfaud.

Gross profit in fiscal year 2018 increased 18% to $106.3 million compared to $89.8 million in fiscal year 2017. Gross margin increased approximately 120 basis points to 43.7% from 42.5% largely due to lower depreciation expense and higher utilization rates.

General and administrative expense in fiscal year 2018 increased 11% to $58.8 million compared to $52.9 million in fiscal year 2017. As a percent of revenue, general and administrative expense decreased 80 basis points to 24.2% compared to 25.0% last year.

Net income in fiscal year 2018 improved to $28.4 million compared to $0.9 million in fiscal year 2017. The significant year-over-year increase was driven by a combination of higher revenue at a higher gross margin, an income tax benefit due to the enactment of the Tax Cuts and Jobs Act of 2017, and a loss on extinguishment of debt incurred in fiscal year 2017 that did not recur in fiscal year 2018. This was partially offset by higher transaction costs in fiscal year 2018 related to the Business Combination. Net income (loss) per diluted common share, which takes into account dividends on preferred shares and undistributed earnings allocated to preferred shares that were redeemed at the closing of the Business Combination, was $2.47 in fiscal year 2018 compared to $(0.12) in fiscal year 2017.

Revenue pro forma for acquisitions grew 7% to $250.2 million.

Adjusted EBITDA (a non-GAAP financial measure that is not pro forma for acquisitions and is defined below) in fiscal year 2018 increased 15% to $78.9 million compared to $68.4 million in fiscal year 2017.

As of October 31, 2018, the Company had $8.6 million of cash and $237.1 million of total debt compared to $6.9 million and $223.7 million, respectively, at October 31, 2017.

Segment Results

U.S. Concrete Pumping – Brundage-Bone. Revenue in the fourth quarter of fiscal year 2018 increased 11% to $45.9 million compared to $41.4 million in the year-ago quarter. Fiscal year 2018 revenue increased 9% to $164.3 million compared to $151.2 million in fiscal year 2017. Results were driven by the acquisition of Richard O’Brien companies, positive construction momentum in in the first half of the year, primarily in the West and Central regions, as well as favorable winter conditions in the West region. This was partially offset by adverse weather, mainly in the Texas and Oklahoma markets, in the fourth quarter.

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U.K. Concrete Pumping – Camfaud. Revenue in the fourth quarter of fiscal year 2018 increased 20% to $13.7 million compared to $11.5 million in the year-ago quarter. Fiscal year 2018 revenue increased 38% to $50.4 million compared to $36.4 million in fiscal year 2017. Results were driven by the contribution from the Reilly Concrete Pumping acquisition in July 2017, as well as increased market share from operating a broader footprint across the region.

Concrete Waste Management Services – Eco-Pan. Revenue in the fourth quarter of fiscal year 2018 increased 15% to $7.7 million compared to $6.7 million in the year-ago quarter. Fiscal year 2018 revenue increased 21% to $28.5 million compared to $23.6 million in fiscal year 2017. Growth was driven by the increased customer adoption of Eco-Pan in response to market demand for premier concrete waste management services, partially offset by adverse weather conditions in the fourth quarter of fiscal year 2018.

Conference Call

The Company will hold a conference call today at 10:00 a.m. Eastern time to discuss its fourth quarter and full fiscal year 2018 results.

Date: Tuesday, January 29, 2019

Time: 10:00 a.m. Eastern time (8:00 a.m. Mountain time)

Toll-free dial-in number: 1-877-407-9039

International dial-in number: 1-201-689-8470

Conference ID: 13686194

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.ir.concretepumpingholdings.com. An updated investor presentation will be posted at the time of the call on its website as well.

A replay of the conference call will be available after 1:00 p.m. Eastern time on the same day through February 12, 2019.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13686194

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About Concrete Pumping Holdings

The Company is the leading provider of concrete pumping services and concrete waste management services in the fragmented U.S. and U.K. markets, operating under the only established, national brands in both markets (Brundage-Bone and Camfaud, respectively). The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. The Company is also the leading provider of concrete waste management services in the U.S. market, operating under the only established, national brand – Eco-Pan. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of October 31, 2018, CPH provided concrete pumping services in the U.S. from a footprint of 80 locations across 22 states, concrete pumping services in the U.K. from 28 locations, and route-based concrete waste management services from 13 locations in the U.S. For more information, please visit www.concretepumpingholdings.com or the Company’s brand websites at www.brundagebone.com, www.camfaud.co.uk, or www.eco-pan.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the outcome of any legal proceedings that may be instituted against the Company or its subsidiaries; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). The Company believes that this non-GAAP financial measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management also uses this non-GAAP financial measure to compare the Company’s performance to that of prior periods for trend analyses, determining incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is also used in quarterly financial reports prepared for the Company’s board of directors. The Company believes that this non-GAAP measure provides an additional tool for investors to use in evaluating the Company’s ongoing operating results and in comparing the Company’s financial results with competitors who also present similar non-GAAP financial measures.

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Adjusted EBITDA is defined as net income calculated in accordance with GAAP plus interest expense, income taxes, depreciation, amortization, transaction expenses, gain (loss) on sale of assets, non-recurring adjustments, management fees and other one-time and non-operational expenses. Adjusted EBITDA is not pro forma for acquisitions.

The following tables reconcile Adjusted EBITDA to net income (loss) calculated in accordance with GAAP. Current and prospective investors should review the Company’s audited financial statements, which are filed with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate the Company’s business. Other companies may calculate Adjusted EBITDA differently and therefore this measure may not be directly comparable to similarly titled measures of other companies.

Contact:

Liolios, Investor Relations

Cody Slach

1-949-574-3860

BBCP@Liolios.com

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Concrete Pumping Holdings, Inc. and Subsidiaries

Consolidated Statements of Income
Fiscal Years Ended October 31, 2018 and 2017

($000s)	2018	2017
Assets

Current assets:
Cash	$8,621	$6,925
Trade receivables, net	40,118	33,101
Inventory	3,810	3,010
Prepaid expenses and other current assets	3,946	3,669
Total current assets	56,495	46,705

Property, plant and equipment, net	201,915	175,542
Intangible assets, net	36,429	42,034
Goodwill	74,656	73,509
Deferred financing costs	648	1,057
Total assets	$370,144	$338,847

Liabilities and Stockholders’ Equity

Current liabilities:
Revolving loan	$62,987	$65,889
Current portion of capital lease obligations	85	193
Accounts payable	5,192	7,117
Accrued payroll and payroll expenses	6,705	6,903
Accrued expenses and other current liabilities	18,830	14,622
Income taxes payable	1,152	1,578
Total current liabilities	94,950	96,302

Long term debt, net of discount for deferred financing costs	173,470	156,985
Contingent consideration	1,458	969
Capital lease obligations, less current portion	568	653
Deferred income taxes	39,005	50,111
Total liabilities	309,451	305,019

Redeemable preferred stock, $0.001 par value, 2,342,264 shares issued and outstanding as of October 31, 2018 and 2017 (liquidation preference of $11,239,060 and $9,845,139), respectively	14,672	14,672

Stockholders’ equity:
Common stock, $0.001 par value, 15,000,000 shares authorized,
7,576,289 shares issued and outstanding	8	8
Additional paid-in capital	18,725	18,444
Accumulated other comprehensive income	584	2,381
Retained earnings (accumulated deficit)	26,705	(1,677)
	46,021	19,156

Total liabilities and stockholders’ equity	$370,144	$338,847

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Concrete Pumping Holdings, Inc. and Subsidiaries

Consolidated Statements of Income
Fiscal Years Ended October 31, 2018 and 2017

	Years Ended October 31,
($000s, except per share figures)	2018	2017

Revenue	$243,223	$211,211

Cost of operations	136,877	121,451
Gross profit	106,346	89,759

General and administrative expenses	58,789	52,865
Transaction costs	7,590	4,490
Income from operations	39,968	32,405

Other (expense) income:
Interest expense	(21,425)	(22,748)
Loss on extinguishment of debt	-	(5,161)
Other income (expense), net	55	174
	(21,370)	(27,735)

Income before income taxes	18,598	4,670

Income tax (benefit) provision	(9,784)	3,757

Net income	28,382	913

Less: Net loss attributable to noncontrolling interest	-	-

Net income attributable to Concrete Pumping
Holdings, Inc. and Subsidiaries	$28,382	$913

Less preferred shares dividends	(1,428)	(1,812)
Less undistributed earnings allocated to preferred shares	(6,365)	-

Undistributed income (loss) available
to common shareholders	$20,589	$(899)

Weighted average common shares outstanding
Basic	7,576	7,576
Diluted	8,326	7,576

Net income (loss) per common share
Basic	$2.72	$(0.12)
Diluted	$2.47	$(0.12)

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Concrete Pumping Holdings, Inc. and Subsidiaries

Consolidated Statements of Income
Three-Months Ended October 31, 2018 and 2017

	Three-Months Ended October 31,
($000s, except per share figures)	2018	2017

Revenue	$67,369	$59,569

Cost of operations	38,447	33,259
Gross profit	28,923	26,310

General and administrative expenses	15,902	13,412
Transaction costs	5,070	512
Income from operations	7,950	12,387

Other (expense) income:
Interest expense	(5,735)	(5,702)
Loss on extinguishment of debt	-	(4,669)
Other income (expense), net	21	84
	(5,714)	(10,288)

Income before income taxes	2,237	2,099

Income tax (benefit) provision	848	955

Net income	1,389	1,144

Less: Net loss attributable to noncontrolling interest

Net income attributable to Concrete Pumping
Holdings, Inc. and Subsidiaries	$1,389	$1,144

Less preferred shares dividends	(378)	(400)
Less undistributed earnings allocated to preferred shares	(239)	(176)

Undistributed income (loss) available
to common shareholders	$772	$569

Weighted average common shares outstanding
Basic	7,576	7,576
Diluted	8,340	8,397

Net income (loss) per common share
Basic	$0.10	$0.08
Diluted	$0.09	$0.07

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Concrete Pumping Holdings, Inc. and Subsidiaries

Segment Revenue
Fiscal Years Ended October 31, 2018 and 2017

	Years Ended October 31,		2017 to 2018
($000s)	2018	2017	$ Change	% Change
U.S. Concrete Pumping - Brundage-Bone	$164,306	$151,195	$13,111	8.7%
U.K. Concrete Puming - Camfaud	50,448	36,434	14,014	38.5%
Concrete Waste Management Services - Eco-Pan	28,469	23,582	4,887	20.7%
Revenue	$243,223	$211,211	$32,013	15.2%

Three-Months Ended October 31, 2018 and 2017

	Three-Months Ended October 31,		2017 to 2018
($000s)	2018	2017	$ Change	% Change
U.S. Concrete Pumping - Brundage-Bone	$45,882	$41,380	$4,502	10.9%
U.K. Concrete Puming - Camfaud	13,743	11,459	2,284	19.9%
Concrete Waste Management Services - Eco-Pan	7,744	6,731	1,013	15.1%
Revenue	$67,369	$59,569	$7,800	13.1%

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Concrete Pumping Holdings, Inc. and Subsidiaries

Reconciliation of Reported Revenue to Revenue Pro Forma for Acquisitions
Fiscal Years Ended October 31, 2018 and 2017

	Years Ended October 31,
($000s)	2018	2017
Revenue, reported	$243,223	$211,211
U.K. Concrete Pumping - Camfaud (pre-acquisition)	-	8,357
O'Brien revenue (pre-acquisition)	6,990	13,796
Revenue Pro Forma for Acquisitions	$250,213	$233,364

Note: CPH’s U.K. segment (Camfaud) was acquired in November 2016 and is consolidated in fiscal year 2018 and 2017 financial statements. Financial results of Camfaud are captured separately prior to this date and are labeled as “pre-acquisition,” and are consolidated within CPH’s "reported" financials for periods after November 2016. O'Brien was acquired in April 2018 and its financial results are included as “pre-acquisition” financials for 2017.

Three-Months Ended October 31, 2018 and 2017

	Three-Months Ended October 31,
($000s)	2018	2017
Revenue, reported	$67,369	$59,569
U.K. Concrete Pumping - Camfaud (pre-acquisition)	-	-
O'Brien revenue (pre-acquisition)	-	3,710
Revenue Pro Forma for Acquisitions	$67,369	$63,279

Note: CPH’s U.K. segment (Camfaud) was acquired in November 2016 and is consolidated in fiscal year 2018 and 2017 financial statements. Financial results of Camfaud are captured separately prior to this date and are labeled as “pre-acquisition,” and are consolidated within CPH’s "reported" financials for periods after November 2016. O'Brien was acquired in April 2018 and its financial results are included as “pre-acquisition” financials for 2017.

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Concrete Pumping Holdings, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Reported EBITDA to Adjusted EBITDA
Fiscal Years Ended October 31, 2018 and 2017

	Years Ended October 31,
($000s)	2018	2017
Net income (loss)	$28,382	$913
Interest expense, net	21,425	22,748
Income tax (benefit) expense	(9,784)	3,757
Depreciation and amortization	25,623	27,154
EBITDA	65,645	54,572

Transaction expenses	7,590	4,490
Loss on debt extinguishment	-	5,161
Other (income) expense	(55)	(174)
Other adjustments[1]	1,189	2,566
Management fees	4,499	1,750
Subtotal adjustments to EBITDA	13,223	13,792
Adjusted EBITDA	$78,868	$68,364

1) Other adjustments included severance expenses, non-cash expenses such as stock-based compensation, senior executive relocation costs, recruiting costs and other such charges.

Three-Months Ended October 31, 2018 and 2017

	Three-Months Ended October 31,
($000s)	2018	2017
Net income (loss)	$1,389	$1,144
Interest expense, net	5,735	5,702
Income tax (benefit) expense	848	955
Depreciation and amortization	6,947	6,498
EBITDA	14,919	14,299

Transaction expenses	5,070	512
Loss on debt extinguishment	-	4,669
Other (income) expense	(21)	(84)
Other adjustments[1]	229	132
Management fees	1,156	786
Subtotal adjustments to EBITDA	6,434	6,015
Adjusted EBITDA	$21,353	$20,314

1) Other adjustments included severance expenses, non-cash expenses such as stock-based compensation, senior executive relocation costs, recruiting costs and other such charges.

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